EXHIBIT 16




January 22, 1998


Securities and Exchange Commission
Mail Stop 9-5
450 Fifth St., N.W.
Washington, DC 20549

Dear Sirs:

We have read Item 4 of Form 8-K dated January 22, 1998 of Cendant Corporation and are in agreement with the statements contained in paragraphs (a)(i) and
(a)(ii) and (a)(iv) through and including (a)(vi) on Page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,


/s/ Ernst & Young LLP
Ernst & Young LLP